UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  December 2, 2009

(Date of earliest event reported)

D E E R E  &  C O M P A N Y

(Exact name of registrant as specified in its charter)

DELAWARE	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 2, 2009, the Board of Directors of Deere & Company (“Company”) adopted amendments to Article II, Section 3 (Nomination of Directors and Other Business) and Article II, Section 5 (Notice of Meetings) of the Bylaws of Deere & Company (“Bylaws”) to implement additional informational and other procedures for stockholder nominations and proposals and to expand the means by which the Company may provide notice of meetings to stockholders.

Article II, Section 3 of the Bylaws was amended primarily to:

▪                  Require additional disclosures relating to stockholder nominees for directors, including among other required information: (i) certain biographical and share ownership information of the nominee; and (ii) any other information relating to the nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors;

▪                  Require a stockholder proposing director nominations intended to be brought at a stockholders meeting to include in their notice, among other required information: (i) certain biographical and share ownership information of the stockholder, including a description of certain derivative or other transactions in the Company’s securities; (ii) a description of any agreement between the stockholder and the nominee and any other person pursuant to which the nomination is to be made by the stockholder; (iii) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors; and (iv) the executed consent of the nominee to serve as a director if so elected;

▪                  Require a stockholder proposing other business intended to be brought at a stockholders meeting to include in their notice, among other required information:  (i) certain biographical and share ownership information of the stockholder, including a description of certain derivative or other transactions in the Company’s securities; (ii) a description of any agreement between the stockholder and any other person in connection with the business proposal by the stockholder; and (iii) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the business proposal by the stockholder;

▪                  Require a stockholder to update and supplement the foregoing information if necessary so that the information is true and correct as of the record date for the meeting; and

▪                  Require that to be timely a stockholder’s notice submitting a proposal or director nomination for consideration at the Company’s annual stockholder meeting must be delivered to the Company’s secretary in the case of an annual meeting of stockholders not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders or in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder must be received by the Company’s secretary not later than the close of business on the 15th day following the day on which notice of the date of the annual meeting was given, and in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 15th day following the day on which notice of the date of the special meeting was given.

Article II, Section 5 of the Bylaws was amended primarily to:

▪                  Allow for and implement procedures governing the provision of notice of meetings by the Company to stockholders by electronic transmission, provided the stockholder has consented to such delivery and has not revoked consent.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full and complete text of the Bylaws, as amended, which is attached hereto and incorporated by reference herein as an Exhibit to this report.

Item 9.01                Financial Statements and Exhibits

The following Exhibit is filed herewith:

3.1           Bylaws of Deere & Company, as amended December 2, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ Gregory R. Noe
Gregory R. Noe
Secretary

Dated: December 2, 2009

Exhibit Index

Exhibit No.	Description of Exhibit
3.1	Bylaws of Deere & Company, as amended December 2, 2009.